EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy Reports Third Quarter 2012 Financial Results

Note:  All figures are quoted in U.S. dollars unless otherwise noted.

CALGARY, CANADA (November 8, 2012) – Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) is reporting today its financial results for the third quarter of 2012.

Third Quarter Financial Summary

Ivanhoe Energy filed its quarterly financial report on Form 10-Q with the Securities and Exchange Commission and its Interim Financial Statements with the Canadian Securities Administrators for the period ended September 30, 2012.

(US$000s, except per share amounts)	Three months ended Sept. 30,		Nine months ended Sept. 30,
(unaudited)	2012	2011	2012	2011

Oil revenue	8,797	10,769	27,997	28,277
Net loss	(34,547)	(4,157)	(49,912)	(19,394)
Net loss per share, basic and diluted	(0.10)	(0.01)	(0.15)	(0.06)

Net cash used in operating activities	(3,089)	(5,214)	(14,165)	(18,678)
Capital investments	9,827	16,843	43,371	48,078

Cash and cash equivalents (end of period)	16,882	58,168	16,882	58,168
Restricted cash	20,500	-	20,500	-

In the third quarter of 2012, the Company had a net loss of $34.5 million, as compared to a $4.2 million net loss in the same period of 2011.  The increase in net loss was mainly due to $22.6 million of capitalized exploration and evaluation costs written-off and charged to earnings.  The costs included $19.7 million for drilling IP-17 in Ecuador and $2.9 million for the second Mongolian well drilled in 2011.

Revenue
Ivanhoe Energy’s oil revenue in the three months ended September 30, 2012 decreased from the same period in 2011.  This was due to a combination of lower net volumes and pricing.   Oil production from the Dagang field in China was relatively constant; however, there was minimal capital activity.   The terms of the Production Sharing Contract with the Chinese National Petroleum Corporation (CNPC) stipulate that capital expenditures are to be funded 100% by Ivanhoe Energy and CNPC’s portion of the costs are reimbursed through the receipt of additional oil sales. With less capital activity in the third quarter, the result was less oil production allocated to the Company.

Capital Expenditures, Operating Costs, General and Administrative Expenses
Capital expenditures for the Company totalled $9.8 million in the third quarter of 2012. These expenditures were primarily incurred in Ecuador, China and Canada.

•	In Ecuador, expenditures of $7.4 million were related to the drilling of IP-17, the exploration well in the southern part of Block 20.
•	In China, the Company spent $2.0 million primarily on the continuation of a fracture stimulation program at Dagang.
•	In Canada, the Company spent $0.4 million on work to support the regulatory approval process for Tamarack.

Operating costs in China were lower in the third quarter of 2012, as compared to the same period of 2011.  This is mainly due to a lower Windfall Levy resulting from lower realized prices. Third quarter operating costs at the Heavy to Light (HTL) Feedstock Test Facility in San Antonio, Texas were consistent with the comparable period in 2011.

General and Administrative (G&A) expenses were $1.6 million lower in the third quarter of 2012, as compared to the third quarter of 2011. This is primarily due to the streamlining of operations in Latin America and reduced contract labor and engineering costs related to Ivanhoe Energy’s HTL technology.  Additionally, G&A expenses were $5.9 million lower in the nine months ended September 30, 2012 than in the same period of 2011.  This reduction is due to a combination of streamlining activity in operations, reduced human resource related costs, a reduction of non-cash stock based compensation and reduced activity in the Company’s Asia segment.

Liquidity and Capital Resources
The divestiture of Sunwing’s interest in the Production Sharing Contract for the Zitong block in China’s Sichuan Basin to Shell China Exploration continues to advance.  All partners have signed the definitive Sale and Purchase Agreement and the Chinese National Petroleum Corporation has submitted the transaction documents to the Ministry of Commerce for its review and final approval.  The transaction is anticipated to close by the end of 2012, which would result in Ivanhoe Energy receiving $105 million in cash proceeds, in addition to the release of the $20 million performance bond associated with the Supplementary Agreement’s work program.

Once these funds are received, the Company is obligated to retire the short-term $50 million loan from UBS Securities.

In addition to the Zitong divestiture, management is focusing the Company by seeking to divest other non-core assets and completing partnership discussions that will help commercialize the HTL process and secure financial support for the core properties in Canada and Ecuador.  Additional options are being considered to strengthen the financial position of the Company.

Project Highlight

Canada – Tamarack
In the third quarter the Company continued to make progress on the regulatory approval process, working with regulators to answer technical questions and with local area stakeholders to gain their support for the project.  The Company received a third round of Supplemental Information Requests on October 15, 2012, which is common in the regulatory approval process and consistent with other projects currently in review.  Ivanhoe Energy expects to provide responses to these questions before the end of November 2012.  Due to the additional round of questions, the Company anticipates receiving regulatory approval in the first quarter of 2013.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTLTM). Core operations are in Canada, United States, Ecuador, China and Mongolia, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN.

For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTLTM technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:
Hilary McMeekin Manager, Corporate Communications (403) 817 1108 hmcmeekin@ivanhoeenergy.com